EXHIBIT 99.3


FOR IMMEDIATE RELEASE

                              Contact:  Jeff Lloyd, Investor Relations
                                        (213) 351-6100, ext. 2323


        AAMES FINANCIAL CORPORATION ANNOUNCES MANAGEMENT SUCCESSION
            CARY H. THOMPSON APPOINTED CHIEF EXECUTIVE OFFICER;
                    NEIL B. KORNSWIET NAMED PRESIDENT;
                   GARY K. JUDIS TO CONTINUE AS CHAIRMAN


     LOS ANGELES, CALIF. -- MAY 8, 1997 -- AAMES FINANCIAL CORPORATION (NYSE: AAM), today announced that, as part of the management succession process initiated last year under the direction of Gary K. Judis, the company's chairman and chief executive officer, Cary H. Thompson, who currently serves as chief operating officer, has been appointed chief executive officer, succeeding Judis, and Neil B. Kornswiet, vice chairman of the board and the president and chief executive officer of its wholly owned subsidiary, One Stop Mortgage, Inc., has been named president of Aames. Judis continues as chairman.

     Judis said, "This change allows me to focus my attention on the broader strategic issues which confront our company. Today's announcement highlights the depth of management talent that I have been fortunate enough to attract and develop at Aames. I believe that Cary Thompson and Neil Kornswiet, working in partnership, provide Aames with a senior management team that is second to none in our industry and one that is more than capable of solidifying our position as the premier subprime credit home equity lender."

     Thompson said, "I am appreciative of the confidence placed in me and look forward to taking on the additional challenges of chief executive officer. I am especially pleased that I will continue to work alongside Gary Judis, who is one of the true visionaries in this industry, and look forward to working in partnership with Neil Kornswiet, who has a wealth of mortgage banking experience and has built One Stop into such a successful organization."

     Kornswiet said, "Since the time of Aames' acquisition of One Stop nine months ago, I continue to be impressed by the superb quality of the management team assembled by Gary Judis. I have long admired Aames' success under Gary's leadership, and look forward with great pleasure and anticipation at the opportunity to work closely with both Gary and Cary Thompson in this exciting venture."


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     Judis, 58, who has held the position of chairman, chief executive officer and president of Aames since 1982, oversaw the company's growth as it filled a neglected consumer need by providing loans to credit-impaired homeowners. Under his leadership, Aames pioneered the idea of home-equity lending, as well as packaging those loans into pools for sale to institutional investors. Judis is chairman of the Home Equity Lenders Leadership Organization.

     Thompson, 40, was named chief operating officer in March, 1996, after a longstanding investment banking relationship with Aames as managing director and head of the United States Financial Institutions Group of NatWest Markets, the investment banking arm of NatWest Group. Thompson has been a director of Aames since January 1992, and was instrumental in structuring the company's public financing transactions. Before that, he was senior vice president and head of the West Coast Financial Institutions Group for Oppenheimer & Co. Thompson is also on the board of directors of Fidelity National Financial, Inc., a title insurance company.

     Kornswiet, 40, is vice chairman of the board and president and chief executive officer of Aames' wholly owned subsidiary, One Stop Mortgage, Inc. Kornswiet has more than 14 years experience as either an executive of or an advisor to mortgage banking companies. Prior to forming One Stop, Kornswiet was president of Quality Mortgage USA, Inc., a nationwide subprime lender. During his career as a lawyer, he was a partner in the McKenna, Conner & Cuneo law firm, where his practice consisted of advising many of the nation's largest banks, savings and loan associations and mortgage banking companies with respect to credit compliance issues, operational and efficiency issues, and securitization issues. In addition, he has an accounting background and previously worked for Arthur Andersen & Co.

     Aames Financial Corporation is a leading home equity lender and currently operates 51 Aames Home Loan offices in 23 states throughout the United States. Its wholly owned subsidiary, One Stop Mortgage, Inc. operates in 31 states out of 35 offices.

     From time to time the company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the company notes that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the company's business include the following: negative cash flows and capital needs, delinquencies, risks of contracted servicing, dependence on funding sources, capitalized excess servicing receivables, recent addition of wholesale correspondent program, recent acquisition of One Stop, concentration of wholesale correspondent program, competition, concentration of operations, timing of loan sales, economic conditions, contingent risks and government regulation. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the company's form 10-K for the fiscal year ended June 30, 1996.

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